Exhibit 23-A-1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Otter Tail Power Company on Form S-8 of our report dated January 29, 1997 incorporated in Otter Tail Power Company's Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP


April 11, 1997
Minneapolis, Minnesota